                                                                 EXHIBIT 20.2

                             TRUST & SERIES SUMMARY
                         FIRST UNION MASTER CREDIT CARD
                                 SERIES 1996-1
                                  OCTOBER 1998

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TOTAL TRUST PERFORMANCE                             MAY 1998                   JUNE 1998                   JULY 1998
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TOTAL ENDING BALANCE:                     2,101,288,165                2,104,387,307              2,112,197,281
ENDING PRINCIPAL BALANCE:                 2,023,741,118                2,028,389,222              2,036,541,506
ENDING NON-PRINCIPAL BALANCE:                77,547,047                   75,998,085                 75,655,775

INVESTOR PERCENTAGE:                             73.11%                       73.07%                     72.90%

YIELD:                                       38,531,054    22.86%         40,346,796      23.92%     39,166,321      23.17%

CHARGE-OFFS:                                 (8,715,586)   -5.17%         (8,470,787)     -5.02%     (8,077,465)     -4.78%

NET YIELD: (YIELD - C/O)                                   17.69%                         18.90%                     18.39%


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SERIES 1996-1                                       MAY 1998                   JUNE 1998                   JULY 1998
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  Month-End Investor Balance              1,115,151,821                1,115,151,821              1,115,151,821
  Investor Percentage                            55.13%                       55.10%                     54.98%
                                                       ----------                  -------------               ------------
  THREE-MONTH-AVG EXCESS SERVICING                         10.29%                         10.17%                     10.20%
                                                       ----------                  -------------               ------------

Yield:                                       21,243,499    22.86%         22,232,489      23.92%     21,532,551      23.17%

  Charge-Offs                                (4,805,203)   -5.17%         (4,667,699)     -5.02%     (4,440,765)     -4.78%
  Certificate Interest                       (5,636,179)   -6.07%         (5,454,367)     -5.87%     (5,999,804)     -6.46%
  Servicing Fee                              (1,858,586)   -2.00%         (1,858,586)     -2.00%     (1,858,586)     -2.00%

EXCESS SERVICING:                             8,943,531     9.62%         10,251,837      11.03%      9,233,396       9.94%
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TOTAL TRUST PERFORMANCE                               AUGUST 1998             SEPTEMBER 1998               OCTOBER 1998
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TOTAL ENDING BALANCE:                          2,101,972,752             2,109,300,326             2,105,383,731
ENDING PRINCIPAL BALANCE:                      2,027,631,007             2,032,994,109             2,028,928,121
ENDING NON-PRINCIPAL BALANCE:                     74,341,746                76,306,217                76,455,610

INVESTOR PERCENTAGE:                                  67.08%                    61.77%                    77.04%

YIELD:                                            40,424,892    23.82%      36,776,996    21.77%      38,986,083     23.01%

CHARGE-OFFS:                                      (7,576,784)   -4.46%      (7,640,765)   -4.52%      (8,010,150)    -4.73%

NET YIELD: (YIELD - C/O)                                        19.36%                    17.24%                     18.28%


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SERIES 1996-1                                         AUGUST 1998             SEPTEMBER 1998               OCTOBER 1998
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  Month-End Investor Balance                   1,115,151,821             1,115,151,821             1,115,151,821
  Investor Percentage                                 54.76%                    55.00%                    54.85%
                                                            ----------                ----------                -----------
  THREE-MONTH-AVG EXCESS SERVICING                              10.89%                    10.36%                     10.47%
                                                            ----------                ----------                -----------

Yield:                                            22,135,513    23.82%      20,226,527    21.77%      21,384,913     23.01%

  Charge-Offs                                     (4,148,830)    -4.46%     (4,202,250)   -4.52%      (4,393,782)    -4.73%
  Certificate Interest                            (5,258,523)    -5.66%     (5,392,652)   -5.80%      (5,572,499)    -6.00%
  Servicing Fee                                   (1,858,586)    -2.00%     (1,858,586)   -2.00%      (1,858,586)    -2.00%

EXCESS SERVICING:                                 10,869,574    11.70%       8,773,038     9.44%       9,560,045     10.29%
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